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                                                                    Exhibit 10.4


                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                      WITH
                                 VICTOR HERSHAFT

      AMENDMENT TO EMPLOYMENT AGREEMENT WITH VICTOR HERSHAFT ("Amendment"), dated as of October 1, 1998, between PAXAR CORPORATION, a New York Corporation ("the Company"), and VICTOR HERSHAFT (the "Employee").

                              PRELIMINARY STATEMENT

      The Company and the Employee are parties to an Employment Agreement dated as of February 13, 1989 (the "Employment Agreement"). Unless otherwise defined herein capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement.

      The Company and the Employee have agreed to modify and amend certain terms and provisions of the Employment Agreement as herein provided.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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1.    Paragraph 2 of the Employment Agreement is hereby amended in its entirety to read as follows:


            2. Term. Subject to the provisions of Paragraphs 9, 10 and 11 hereof, the term of Employee's employment shall commence on the date hereof and continue for an initial period ending on February 13, 2000 (the "Initial Term"). Employee's term of employment shall be extended for an additional period of four (4) years (the "Extension Term") unless the Employee provides written notice to the Company at least one hundred twenty (120) days prior to the end of the Initial Term electing not to extend the term of his employment. Following completion of the Extension Term, the Employee's term of employment shall be renewed automatically for additional one (1) year terms ("Annual Terms") in the absence of written notice of termination given by (a) the Company at least one hundred twenty
      (120) days prior to the date of renewal, or (b) Employee at least one hundred (100) days prior to the date of renewal.


2. Subparagraph (a) of Paragraph 4 of the Employment Agreement is hereby amended in its entirety to read as follows:


            (a) During the period of his employment hereunder, Employee, subject to the supervision and control of the Board of Directors of the Company, shall be the President of the Apparel Identification operations of the Company and shall report directly to the President of the Company. Employee shall be the Vice-Chairman of the Company and a member of the Executive Management Committee.


3. Subparagraphs (c) and (d) of Paragraph 9 of the Employment Agreement are hereby amended in their entirety to read as follows:


            (c) If the Company determines not to renew this Agreement at the end of the Extension Term or any Annual Term, then the Employee shall have the right, by written notice to the Company, to (i) act as, and the Company agrees that if the Employee so determines, he shall become, the exclusive Manufacturer's Representative of the Company (including any and all of its divisions and subsidiaries) for those Customers, and upon the terms and conditions, set forth in the Representative Agreement, or (ii) decline to become a Manufacturer's Representative, and elect


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      instead to receive the full amount of Fixed Compensation provided for under Paragraph 3(a) hereof for a two year period, commencing upon the expiration of this Agreement, payable at the times and manner provided for in Paragraph 3(a), or (iii) act as a consultant in accordance with Paragraph 9(g), or (iv) elect none of the alternatives in clauses (i),
      (ii) or (iii) of this subparagraph (c).


            (d) If the Company determines not to renew this Agreement as contemplated in Paragraph 9(c) and the Employee makes the election set forth in clauses (i), (ii) or (iv) of Paragraph 9(c), the Employee shall not be subject to the provisions of Section 6 or 7 hereof in any respect whatsoever after the expiration of this Agreement, but shall (i) be subject to restrictive provisions of the Representative Agreement if he elects to become a Manufacturer's Representative pursuant to Paragraph 9(c)(i), or (ii) execute a restrictive covenant in the form of Schedule B hereto if he elects to receive compensation under Paragraph 9(c)(ii) hereof, which shall be effective for the period during which, and only during which, he receives Fixed Compensation pursuant to Paragraph 9(c)(ii) hereof.


4. Paragraph 9 of the Employment Agreement is hereby amended to add the following new Subparagraphs (f) and (g):

            (f) If the Employee determines not to renew this Agreement at the end of the Initial Term or if Employee dies before the end of the Initial Term, then (i) the Company will pay Employee the full amount of Fixed Compensation provided for under Paragraph 3(a) hereof for a two-year period, commencing upon expiration of this Agreement (the "Post-Termination Period"), payable at the times and in the manner provided for in Paragraph 3(a), (ii) during the Post-Termination Period, the Company will continue to provide Employee and Employee's spouse with health and medical insurance coverage under the special executive plan maintained by the Company and will pay the premiums thereof, (iii) Employee shall have the use of his Company automobile until the expiration of the term its lease, (iv) all stock options granted to Employee under the Company's employee stock option plans shall continue to vest and remain exercisable during the Post-Termination Period, (v) provided that Employee remains an employee of the Company through December 31, 1999, or if Employee has been terminated without cause the Company shall pay any Incentive Compensation earned for 1999, and (vi) notwithstanding the duration of the Post-Termination Period, the one-year period referred to in the introductory clause of Section 6 shall commence upon expiration of this Agreement.


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            (g) Subject to the provisions of Paragraphs 10 and 11 hereof, if either the Extension Term or any Annual Term of this Agreement expires without Employee's term of employment being renewed, then the Employee may elect to become a consultant to the Company during the period commencing with the termination of the term of Employee's employment and continuing for ten (10) years (the "Consulting Term"). The Company shall pay the Employee $125,000 per annum for all consulting services rendered by the Employee during the Consulting Term. The Employee shall at the Company's request render consultation services to the Company during normal business hours and at mutually agreeable times. Nothing herein contained shall require the Employee to devote any fixed or minimum number of hours per week to such consultation and Employee's consultation fee shall not be reduced or diminished by reason of the number of hours devoted to such consultation; provided, however, under no circumstances will Employee be required to devote in excess of ten (10) hours per week during the Consulting Term. The Company, during the Consulting Term, will maintain in place all insurance policies under which Employee and Employee's spouse is a beneficiary, including, without limitation, all life, medical and disability insurance policies which were in effect immediately preceding the commencement of the Consulting Term. The provisions of paragraphs 6 and 7 hereof shall apply during the Consulting Term.


5. Subparagraph (a) of paragraph 10 of the Employment Agreement is hereby amended in its entirety to read as follows:

            (a) The Employee's employment shall terminate upon his death, and may be terminated, subject to the provisions of Paragraph 9 hereof, at the option of (i) the Employee pursuant to Section 11; or at the conclusion of the Initial Term, the Extension Term or any Annual Term upon proper written notice to the Company, or (ii) the Company upon proper written notice to the Employee, (A) at the conclusion of the Extension Term or any Annual Term, (B) as a result of his permanent disability as defined in Paragraph 8(b) hereof, or (C) for cause. Termination "for cause" shall mean termination only for acts of moral turpitude, including the conviction of Employee for any felony offense, the admission by Employee of drug and/or alcohol abuse or addiction or upon clear and convincing proof that Employee has become addicted to or abuses drugs and/or alcohol.


6.    Subparagraph 10(c) of the Employment Agreement is hereby amended


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      in its entirety to read as follows:


      (7) If Employee's employment is terminated by Employee's decision contemplated by Paragraph 10(a), the Company's determination not to renew the employment term at the conclusion of the Extension Term or any Annual Term, or by the Company due to employee's permanent disability, the Company shall remain obligated to pay Employee pursuant to Paragraph 8 or Paragraph 9 of this Agreement, or to comply with the Representative Agreement, as the case may be.


7. The terms this "Agreement," "hereof," "hereunder," and words of like meaning appearing in the Employment Agreement shall mean and refer to the Employment Agreement as hereby amended.


8. Except as otherwise amended pursuant to this Amendment, the Employment Agreement shall remain in full force and effect, and the Company and the Employee hereby reaffirm each of their respective agreements, covenants and obligations set forth therein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PAXAR CORPORATION

By:/s/ Arthur Hershaft
__________________________
Arthur Hershaft
Chairman


/s/ Victor Hershaft
Victor Hershaft


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